
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000857264
<NAME>                                         KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-END>                                   JUN-30-2000
<CASH>                                           5,158,996
<SECURITIES>                                   132,289,217<F1>
<RECEIVABLES>                                      700,088
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                 2,672,153<F2>
<PP&E>                                                   0
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                 140,820,454
<CURRENT-LIABILITIES>                            3,836,467<F3>
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                       136,795,488
<OTHER-SE>                                         188,499<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   140,820,454
<SALES>                                                  0
<TOTAL-REVENUES>                                 5,317,771<F5>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 1,325,444<F6>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                       0
<INCOME-PRETAX>                                  3,992,327
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                              3,992,327
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     3,992,327
<EPS-BASIC>                                              0
<EPS-DILUTED>                                            0

<F1>     Includes Participating Insured Mortgage Investments ("PIMIs")
         (insured mortgages of $59,944,676 and Additional Loans of $8,350,990), Participating Insured Mortgages ("PIMs") of $47,116,313 and Mortgage-backed Securities ("MBS") of $16,877,238.

<F2>     Includes prepaid acquisition fees and expenses of $8,333,461 net of accumulated amortization of $6,465,735 and prepaid participation servicing fees of $2,777,749 net of accumulated amortization of $1,973,322.

<F3>     Includes deferred income on Additional Loans of $3,823,955.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $514,868 of amortization of prepaid fees and expenses.

